Exhibit 99.1

Astrana Health, Inc. Reports First Quarter 2025 Results

Company to Host Conference Call on Thursday, May 8, 2025, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., May 8, 2025 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the first quarter ended March 31, 2025.

“Astrana’s strong start to the year reflects the continued momentum behind our mission to build the nation’s leading patient-centered healthcare platform. Our differentiated clinical capabilities and technology-enabled delegated model continue to drive strong, profitable growth while delivering better outcomes for both patients and providers. Even in a complex regulatory and economic environment, we continue to prove that value-based care can deliver meaningful impact at scale with long-term sustainability,” said Brandon Sim, President and CEO of Astrana Health.

Financial Highlights for three months ended March 31, 2025:

All comparisons are to the three months ended March 31, 2024 unless otherwise stated.

•	Total revenue of $620.4 million, up 53% from $404.4 million

•	Care Partners revenue of $601.0 million, up 57% from $382.3 million

•	Net income attributable to Astrana of $6.7 million, compared to $14.8 million

•	Earnings per share - diluted (“EPS - diluted”) of $0.14, compared to $0.31

•	Adjusted EBITDA(1) of $36.4 million, compared to $42.2 million

(1) See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	Astrana announced several additions to its leadership team to support continued growth and execution. The Company welcomes Georgie Sam, Chief Data & Analytics Officer, who will oversee enterprise-wide data and analytics strategy to deliver even faster, more actionable insights to our stakeholders, and Glenn Sobotka, Chief Accounting Officer, who brings deep experience to support Astrana’s continued financial discipline and scalability. Rita Pew was promoted to the role of Chief People Officer, helping Astrana further invest in the talent and culture that drive Astrana forward.

•	Astrana successfully completed the integration of Collaborative Health Systems (“CHS”) and onboarded the entity to the Company’s proprietary technology platform, already resulting in material general and administrative (“G&A”) efficiencies.

•	Astrana received Hart-Scott-Rodino (“HSR”) approval for its pending acquisition of Prospect Health, which remains on track to close this summer.

Segment Results for three months ended March 31, 2025:

All comparisons are to the three months ended March 31, 2024 unless otherwise stated.

	Three Months Ended March 31, 2025
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$600,951	$33,388	$39,562	$(53,511)	$—	$620,390
% change vs. prior year quarter	57%	9%	19%

Cost of services	512,668	27,139	25,818	(16,564)	—	549,061
General and administrative(1)	44,068	9,357	10,209	(36,950)	24,062	50,746
Total expenses	556,736	36,496	36,027	(53,514)	24,062	599,807
Income (loss) from operations	$44,215	$(3,108)	$3,535	$3 (2)	$(24,062)	$20,583
% change vs. prior year quarter	2%	*	1%

* Percentage change of over 500%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents sublease income between segments. Sublease income is presented within other income that is not presented in the table.

2025 Guidance:

Astrana is providing the following guidance for total revenue and Adjusted EBITDA for the quarter ended June 30, 2025 and reiterating guidance for the year ended December 31, 2025 based on the Company’s existing business, current view of existing market conditions, and assumptions. The following guidance for the year ended December 31, 2025 includes approximately $15 million in expected costs associated with continued strategic investments in automation and AI, as well as ongoing and expected integration costs associated with planned acquisitions, but does not include contributions from any acquisitions which have not yet closed.

($ in millions)	Three Months Ended June 30, 2025		Year Ended December 31, 2025
	Guidance Range		Guidance Range
	Low	High	Low	High
Total revenue	$615	$655	$2,500	$2,700
Adjusted EBITDA	$45	$50	$170	$190

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, May 8, 2025), during which management will discuss the results of the first quarter ended March 31, 2025. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free): +1 (877) 858-9810

International (Toll): +1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=HE6dr7eJ

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, technology-enabled healthcare company committed to delivering access to high-quality, patient-centered care. Through its proprietary end-to-end technology platform, Astrana empowers providers to deliver more proactive, preventive care - improving patient outcomes, elevating patient experiences, improving the well-being of providers, and driving greater value.

Today, Astrana supports more than 12,000 providers and over one million Americans in value-based arrangements through its affiliated provider networks, management services organization, and primary, specialty, and ancillary care delivery clinics. Together, Astrana is building what our healthcare system should be - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the quarter ending June 30, 2025 and the year ending December 31, 2025, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company’s liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
(626) 943-6491
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$258,517	$288,455
Investment in marketable securities	2,397	2,378
Receivables, net	241,078	225,733
Receivables, net – related parties	56,846	50,257
Income taxes receivable	15,802	19,316
Other receivables	14,919	29,496
Prepaid expenses and other current assets	23,711	22,861

Total current assets	613,270	638,496

Non-current assets
Property and equipment, net	16,849	14,274
Intangible assets, net	111,916	118,179
Goodwill	416,386	419,253
Income taxes receivable	15,943	15,943
Loans receivable, non-current	48,134	51,266
Investments in other entities – equity method	38,005	39,319
Investments in privately held entities	8,896	8,896
Restricted cash	647	646
Operating lease right-of-use assets	30,698	32,601
Other assets	30,512	16,021

Total non-current assets	717,986	716,398

Total assets(1)	$1,331,256	$1,354,894

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$105,559	$106,142
Fiduciary accounts payable	4,840	8,223
Medical liabilities	204,101	209,039
Dividend payable	638	638
Finance lease liabilities	471	554
Operating lease liabilities	4,979	5,350
Current portion of long-term debt	12,500	9,375
Other liabilities	28,180	26,287

Total current liabilities	361,268	365,608

Non-current liabilities
Deferred tax liability	4,197	4,555
Finance lease liabilities, net of current portion	543	607
Operating lease liabilities, net of current portion	28,963	30,654
Long-term debt, net of current portion and deferred financing costs	403,894	425,299
Other long-term liabilities	14,685	14,003

Total non-current liabilities	452,282	475,118

Total liabilities(1)	813,550	840,726

Mezzanine deficit
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(232,733)	(202,558)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized as of March 31, 2025 and December 31, 2024
Series A Preferred stock, zero authorized and issued and zero outstanding as of March 31, 2025 and zero authorized and issued and zero outstanding as of December 31, 2024	—	—
Series B Preferred stock, zero authorized and issued and zero outstanding as of March 31, 2025 and zero authorized and issued and zero outstanding as of December 31, 2024	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 49,028,624(2) and 47,929,872 shares issued and outstanding, excluding 9,903,953 and 10,603,849 treasury shares, as of March 31, 2025 and December 31, 2024, respectively	49	48
Additional paid-in capital	452,439	426,389
Retained earnings	292,880	286,283
Total stockholders’ equity	745,368	712,720

Non-controlling interest	5,071	4,006

Total equity	750,439	716,726

Total liabilities, mezzanine deficit, and stockholders’ equity	$1,331,256	$1,354,894

(1) The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $678.1 million and $712.3 million as of March 31, 2025 and December 31, 2024, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $212.1 million and $207.9 million as of March 31, 2025 and December 31, 2024, respectively. These VIE balances do not include $190.2 million of investment in affiliates and $4.5 million of amounts due to affiliates as of March 31, 2025, and $224.9 million of investment in affiliates and $48.1 million of amounts due to affiliates as of December 31, 2024, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

(2) As of May 5, 2025, there were 56,061,712 shares of common stock of the registrant issued and outstanding, which includes 6,132,802 treasury shares that are owned by Allied Physicians of California, a Professional Medical Corporation d.b.a. Allied Pacific of California IPA (“APC”). The shares owned by APC are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements. The shares are treated as treasury shares for accounting purposes and not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

Included in the Company’s common stock as outstanding in the consolidated financial statements are 41,048 holdback shares that have not been issued to certain former shareholders of the Company’s subsidiary, Astrana Health Management, Inc. (“AHM”). The former AHM shareholders, who were AHM shareholders at the time of closing of the merger, have yet to submit properly completed letters of transmittal to Astrana in order to receive their pro rata portion of Astrana’s common stock as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among Astrana, AHM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into AHM, with AHM as the surviving corporation. Pending such receipt, such former AHM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and Astrana is legally obligated to issue these shares in connection with the merger.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Revenue
Capitation, net	$583,963	$365,910
Risk pool settlements and incentives	14,491	17,377
Management fee income	2,310	4,078
Fee-for-service, net	14,890	15,937
Other revenue	4,736	1,054

Total revenue	620,390	404,356

Operating expenses
Cost of services, excluding depreciation and amortization	549,061	330,399
General and administrative expenses	43,897	38,722
Depreciation and amortization	6,849	5,096

Total expenses	599,807	374,217

Income from operations	20,583	30,139

Other expense
(Loss) income from equity method investments	(867)	632
Interest expense	(7,308)	(7,585)
Interest income	2,312	3,996
Unrealized (loss) gain on investments	(44)	1,099
Other loss	(5,072)	(4,277)

Total other expense, net	(10,979)	(6,135)

Income before provision for income taxes	9,604	24,004

Provision for income taxes	3,383	7,142

Net income	6,221	16,862

Net (loss) income attributable to non-controlling interest	(471)	2,027

Net income attributable to Astrana Health, Inc.	$6,692	$14,835

Earnings per share – basic	$0.14	$0.31

Earnings per share – diluted	$0.14	$0.31

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Cash flows from operating activities
Net income	$6,221	$16,862
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,849	5,096
Amortization of debt issuance cost	691	458
Share-based compensation	7,811	5,748
Non-cash lease expense	1,287	3,155
Change in fair value of contingent consideration liabilities	1,407	—
Loss on debt extinguishment	375	—
Unrealized loss (gain) on investments	44	(1,099)
Loss (income) from equity method investments	867	(632)
Deferred tax	(358)	(7,248)
Other	(557)	6,795
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(10,368)	(26,128)
Receivables, net – related parties	(6,589)	(3,374)
Other receivables	3,688	(1,403)
Prepaid expenses and other current assets	2,674	(4,255)
Other assets	(314)	92
Accounts payable and accrued expenses	8	905
Fiduciary accounts payable	(3,383)	56
Medical liabilities	3,319	(808)
Income taxes receivable	3,514	14,542
Operating lease liabilities	(1,090)	(3,083)
Other long-term liabilities	531	298
Net cash provided by operating activities	16,627	5,977

Cash flows from investing activities
Payments for business acquisition, net of cash acquired	—	(50,649)
Proceeds from repayment of promissory notes, including those with related parties	600	6
Purchase of marketable securities	(24)	(27)
Issuance of loan receivable	—	(20,000)
Purchases of property and equipment	(3,070)	(369)
Distribution from investment - equity method	100	—
Net cash used in investing activities	(2,394)	(71,039)

Cash flows from financing activities
Dividends paid	(5,455)	(95)
Borrowings on long-term debt	412,000	110,000
Repayment of long-term debt	(428,232)	(3,500)
Payment of finance lease obligations	(147)	(179)
Deferred financing cost	(17,241)	—
Proceeds from ESPP purchases	301	—
Taxes paid from net share settlement of restricted stock	(4,052)	—
Repurchase of treasury shares	(1,316)	—
Proceeds from sale of non-controlling interest	—	150
Purchase of non-controlling interest	(28)	(25)
Net cash (used in) provided by financing activities	(44,170)	106,351

Net (decrease) increase in cash, cash equivalents, and restricted cash	(29,937)	41,289

Cash, cash equivalents, and restricted cash, beginning of period	289,101	294,152

Cash, cash equivalents, and restricted cash, end of period	$259,164	$335,441

Supplemental disclosures of cash flow information
Cash paid for income taxes	$4,338	$194
Cash paid for interest	$7,360	$6,430

Supplemental disclosures of non-cash investing and financing activities
Business acquisition in accounts payable and accrued liabilities	—	63,935
Right-of-use assets obtained in exchange for operating lease liabilities	5,729	4,910
Common stock issued in business combination	—	21,952
Purchase of investments - equity method in accounts payable and accrued liabilities and other liabilities	—	9,487
Draw on letter of credit through Revolver Loan	—	4,759
Dividend paid in the form of common stock	21,935	—

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	March 31,
	2025	2024
Cash and cash equivalents	$258,517	$334,796
Restricted cash	647	645
Total cash, cash equivalents, and restricted cash shown in the statement of cash flows	$259,164	$335,441

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA as well as the reconciliation to Adjusted EBITDA margin for the three months ended March 31, 2025 and 2024. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$6,221	$16,862
Interest expense	7,308	7,585
Interest income	(2,312)	(3,996)
Provision for income taxes	3,383	7,142
Depreciation and amortization	6,849	5,096
EBITDA	21,449	32,689

(Income) loss from equity method investments	867	(632)
Other, net	6,259 (1)	4,440 (2)
Stock-based compensation	7,811	5,748
Adjusted EBITDA	$36,386	$42,245

Total revenue	$620,390	$404,356

Adjusted EBITDA margin	6%	10%

(1)	Other, net for the three months ended March 31, 2025, relates to debt issuance costs expensed in connection with our Second Amended and Restated Credit Facility, transaction costs for our acquisition of Prospect, data transition costs for our recent acquisitions, certain costs associated with the CHS transaction, non-cash changes related to change in the fair value of our call option and Collar Agreement, and severance fees incurred.

(2)	Other, net for the three months ended March 31, 2024, relates to financial guarantee via a letter of credit that we provided almost three years ago in support of two local provider-led ACOs, non-cash changes related to change in the fair value of our financing obligation to purchase the remaining equity interests in one of our investments, non-cash changes related to change in the fair value of the Company’s Collar Agreement, and transaction costs incurred for our investments and tax restructuring fees.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2025 Guidance Range
(in thousands)	Low	High
Net income	$62,500	$73,500
Interest expense	16,000	19,000
Provision for income taxes	34,000	40,000
Depreciation and amortization	32,500	32,500
EBITDA	145,000	165,000

Income from equity method investments	(5,500)	(5,500)
Other, net	9,500	9,500
Stock-based compensation	21,000	21,000
Adjusted EBITDA	$170,000	$190,000

The Company has not provided a quantitative reconciliation of EBITDA and Adjusted EBITDA for the quarter ending June 30, 2025 to the most comparable GAAP measure on a forward-looking basis within this press release because the Company is unable, without unreasonable efforts, to provide reconciling information with respect to certain line items that cannot be calculated for the three month period. These items, which could materially affect the computation of forward-looking GAAP net income, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA and Adjusted EBITDA, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.